BlackRock Balanced Capital Fund, Inc.

(formerly Merrill Lynch Balanced Capital Fund, Inc.)

77Q1(e):

Copies of new or amended Registrant investment advisory contracts

Copy of new Investment Advisory Agreement between the Registrant and BlackRock Advisors, LLC is hereby incorporated by reference to Exhibit 4(A), of Post-Effective Amendment Number 49 filed on September 25, 2006 (SEC Accession No. 0000891092-06-002762).